Exhibit 99.1

CEDAR REALTY TRUST ANNOUNCES AGREEMENTS FOR SALE OF COMPANY AND ITS ASSETS

FOLLOWING DUAL-TRACK REVIEW OF STRATEGIC ALTERNATIVES

Net Proceeds Estimated to be More Than $29 Per Share in Cash After Transaction Expenses

Massapequa, NY, March 2, 2022 — Cedar Realty Trust (NYSE: CDR) (the “Company”) today announced that following its previously announced dual-track review of strategic alternatives, it has entered into definitive agreements for the sale of the Company and its assets in a series of related all-cash transactions:

•	An agreement to sell a portfolio of 33 grocery-anchored shopping centers to a joint venture between a fund managed by DRA Advisors LLC and KPR Centers for $840.0 million.

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An agreement to sell the Revelry redevelopment project for $34.0 million. Cedar is negotiating the sale of the Northeast Heights redevelopment project for $46.5 million. (In the event the sale of the redevelopment projects is not completed prior to closing of the grocery-anchored shopping center portfolio sale, the DRA-KPR joint venture has agreed to acquire these two projects at the aggregate price of $80.5 million.)

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An agreement to sell the Company and its remaining assets to Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR), after completion of the above-described transactions, in an all-cash merger transaction that values the assets at $291.3 million.

The transactions, which were unanimously approved by the Company’s Board of Directors, are estimated to generate total net proceeds, after all transaction expenses, of more than $29.00 per share in cash, which will be distributed to shareholders upon completion. The $29.00 per share of estimated net proceeds represent a 16.6% premium to Cedar’s closing share price on March 2, 2022, and a 70.6% premium to the Company’s closing share price on September 9, 2021, the last day of trading prior to the announcement of the dual-track review of strategic alternatives.

“We believe this combination of transactions represents the best possible outcome for our common shareholders and we are very pleased with the progress thus far of our dual-track review of strategic alternatives,” said Bruce Schanzer, Cedar’s President and Chief Executive Officer.

Upon completion of the transactions, Cedar will be wholly owned by Wheeler Real Estate Investment Trust, and Cedar’s common stock will no longer be publicly traded. Pursuant to the terms of the merger agreement with Wheeler, all shares of Cedar’s currently outstanding 7.25% Series B Preferred Stock and 6.50% Series C Preferred Stock, will remain outstanding shares of Cedar preferred stock following the merger and will remain listed on the New York Stock Exchange under their current ticker symbols.

The transactions are not subject to financing conditions and are expected to close by the end of the second quarter of 2022, subject to satisfaction of customary closing conditions, including approval by Cedar’s common shareholders.

BofA Securities and JLL Securities are acting as financial advisors to Cedar, and Goodwin Procter LLP is acting as legal counsel to Cedar. JLL is acting as the Company’s real estate advisor with respect to the sale of the grocery-anchored shopping center portfolio and CBRE is acting as real estate advisor to Cedar with respect to the sale of the redevelopment projects.

About Cedar Realty Trust

Cedar Realty Trust, Inc. is a fully integrated real estate investment trust which focuses on the ownership, operation, and redevelopment of grocery-anchored shopping centers in high-density urban markets from Washington, D.C. to Boston. The Company’s portfolio (excluding properties treated as “held for sale”) comprises 53 properties, with approximately 7.6 million square feet of gross leasable area.

For additional financial and descriptive information on the Company, its operations, and its portfolio, please refer to the Company’s website at www.cedarrealtytrust.com.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or constitute a solicitation of any vote or approval.

In connection with the proposed transactions, Cedar will file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Cedar intends to mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transactions. Investors and stockholders of Cedar are urged to read the proxy statement (including any amendments and supplements thereto) relating to the proposed transactions carefully when it becomes available. Stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about Cedar once these documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov or free of charge from Cedar by directing a request to Investor Relations at (516) 944-4561.

Participants in the Solicitation

Cedar and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Cedar’s stockholders in connection with the proposed merger. Information about the directors and executive officers of Cedar is set forth in its proxy statement for its 2021 annual meeting of stockholders on Schedule 14A filed with the SEC on April 30, 2021, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 11, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

The information included herein, together with other statements and information publicly disseminated by Cedar, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Cedar Realty Trust, Inc. (the “Company”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may”, “will”, “should”, “estimates”, “projects”, “anticipates”, “believes”, “expects”, “intends”, “future”, and words of similar import, or the negative thereof. Factors that could cause actual results, performance or achievements to differ materially from current expectations include, but are not limited to: the proposed sale and merger transactions described above may not be completed in a timely manner or at all, including the risk that any required approvals, including the approval of the Company’s stockholders, are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the Company or the expected benefits of the proposed transactions; (ii) the ability of the various purchaser parties to obtain required financing in connection with the proposed transactions; (iii) the possibility that competing offers or acquisition proposals for the Company and/or its assets will be made; (iv) the possibility that any or all of the various conditions to the consummation of the transactions may not be satisfied or waived; (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of one or more of the definitive transaction documents, including in circumstances which would require the Company to pay a termination fee or other expenses; (vi) the effect of the announcement or pendency of the transactions on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) the risk that shareholder litigation in connection with the transactions may result in significant costs of defense, indemnification and liability; (ix) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic; (x) the ability and willingness of the Company’s tenants and other third parties to satisfy their obligations under their respective contractual arrangements with the Company; (xi) the loss or bankruptcy of the Company’s tenants, particularly in light of the adverse impact to the financial health of many retailers that has occurred and continues to occur as a result of the COVID-19 pandemic; (xii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant, particularly, in light of the adverse impact to the financial health of many retailers that has occurred and continues to occur as a result of the COVID-19 pandemic, and the significant uncertainty as to when and the conditions under which potential tenants will be able to operate physical retail locations in future; (xiii) macroeconomic conditions, such as a disruption of or lack of access to capital markets and the adverse impact of the recent significant decline in the Company’s share price from prices prior to the spread of the COVID-19 pandemic; (xiv) financing risks, such as the Company’s inability to obtain new financing or refinancing on favorable terms as the result of market volatility or instability; (xv) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of LIBOR after 2021; (xvi) the impact of the Company’s leverage on operating performance; (xvii) risks related to the market for retail space generally, including reductions in consumer spending, variability in retailer demand for leased space, adverse impact of e-commerce, ongoing consolidation in the retail sector and changes in economic conditions and consumer confidence; (xviii) risks endemic to real estate and the real estate industry generally; (xix) competitive risks; (xx) risks related to the geographic concentration of the Company’s properties in the Washington, D.C. to Boston corridor; (xxi) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xxii) the inability of the Company to realize anticipated returns from its redevelopment activities; (xxiii) uninsured losses; (xxiv) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; and (xxv) information technology security breaches. For further discussion of factors that could materially affect the outcome of forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other documents that the Company files with the Securities and Exchange Commission from time to time.

Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect the Company’s actual results and may be beyond the Company’s control. New factors emerge from time to time, and it is not possible for the Company’s management to predict all such factors or to assess the effects of each factor on the Company’s business. Accordingly, there can be no assurance that the Company’s current expectations will be realized.

Media Contacts:

Gasthalter & Co.

Mark Semer/Nathaniel Garnick

(212) 257-4170

cedarrealty@gasthalter.com